  EXHIBIT 10.1

LOAN PURCHASE AND SALE AGREEMENT

 THIS LOAN PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into effective as of September 09, 2022 (the “Effective Date”) by and between CircleUp Credit Advisors LLC, a Delaware limited liability company (“Seller”), and The Healing Company Inc., a Nevada corporation (“Buyer”). Capitalized terms used but not otherwise defined herein shall have their respective meanings set forth in Schedule 1 attached hereto and incorporated herein by reference.

RECITALS

WHEREAS, Seller is the owner and holder of the Loan and the Loan Documents each as defined in Schedule 1 attached hereto; and

WHEREAS, Buyer desires to purchase the Loan and the Loan Documents from Seller, and Seller desires to sell the Loan and the Loan Documents to Buyer, in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and mutual agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

ARTICLE 1 PURCHASE AND SALE

Section 1.1  Agreement to Purchase and Sell the Loan Rights and Obligations. Subject to the satisfaction of the conditions set forth in Sections 4.1 and 4.2 below, on the Closing Date, Seller shall sell, transfer and assign to Buyer, and Buyer shall buy and assume the Loan Rights and Obligations, all as more particularly described herein. Not later than 2:00 p.m. New York City time on the Closing Date, Buyer shall deliver to Seller (i) the Cash Purchase Price by wire transfer of immediately available funds in accordance with Seller’s wire transfer instructions set forth on Exhibit F hereto and (ii) the Warrant. The Loan will be sold to Buyer on a servicing released basis. The Loan, Loan Documents and Loan Rights and Obligations assigned to and assumed by Buyer as of the Closing shall include, without limitation, all of Seller’s rights and obligations with respect to the servicing of the Loan as of the Closing, and Seller will be discharged from all obligations with respect to the servicing of the Loan, whether arising before or after the Closing Date. The last sentence of this Section 1.1 shall survive the Closing.

ARTICLE 2

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

Buyer hereby represents, warrants and covenants for the benefit of Seller and in order to induce Seller to enter into this Agreement that as of the date hereof and as of the Closing Date:

Section 2.1  Authorization and Compliance. Buyer is a corporation validly existing and in good standing under the laws of the State of Nevada. Buyer is duly and legally authorized to execute, deliver, and perform its obligations under this Agreement and the Buyer’s Closing Documents hereunder, and the undersigned representative is authorized to act on behalf of Buyer, and bind Buyer to, the terms of this Agreement. Buyer is not required to obtain the consent of any other Person in connection with Buyer’s execution, delivery, or performance of this Agreement, except such as have been obtained and are in full force and effect.

Section 2.2 Binding Obligation of Buyer. Assuming due authorization, execution and delivery by Seller, this Agreement and all of the obligations of Buyer hereunder are, and at Closing all of Buyer’s Closing Documents required to be delivered hereunder will be, the legal, valid and binding obligations of Buyer, enforceable in accordance with the terms of this Agreement or the applicable Buyer’s Closing Documents, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

Section 2.3  Prohibited Person. Buyer represents and warrants that: (i) Buyer is not, nor is it owned (directly or indirectly) or Controlled by, any Person named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked Person (any such Person being hereinafter referred to as a “Prohibited Person”); (ii) Buyer is not (nor is it owned (directly or indirectly) or Controlled by any Person which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) Buyer has not nor is it owned (directly or indirectly) or Controlled by any Person which has conducted business or engaged in any transaction or dealing with any Prohibited Person in violation of the Patriot Act or any OFAC rule or regulation, including without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the Patriot Act or any OFAC rule or regulation. Notwithstanding anything contained herein to the contrary, for the purposes of this Section 2.3, the phrase “owned (directly or indirectly) or Controlled by, any Person” and all similar such phrases shall not include any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a U.S. national stock exchange. For purposes of this Section 2.3, “Control” or “Controlled” means, with respect to a Person, the power (directly or indirectly) to direct the actions or policies of such Person by ownership of voting securities, as its general partner, manager or managing member, by contract, or by other means. Buyer represents and warrants that any information provided by Buyer to Seller with respect to the identity of Persons that own a direct or indirect equity interest in Buyer is true and accurate.

Section 2.4 Independent Evaluation; Sophisticated Investor. Buyer is a sophisticated, experienced investor. Buyer’s decision to purchase the Loan and Loan Documents and assume the Loan Rights and Obligations pursuant to this Agreement is based upon Buyer’s own independent evaluation of the Loan Documents, the Loan File, the Collateral and all publicly-available information, which Buyer acknowledges and agrees were available to it and which it was given the opportunity to review and inspect. Buyer has relied and shall rely solely on its own investigation of the Loan Documents and the foregoing materials, and it has not relied and shall not rely upon any oral or written statements, representations, opinions, analyses, or information provided by Seller, or its personnel, agents, attorneys, consultants, servicers, operating advisors, other advisors and consultants, or brokers, and acknowledges that no employee or representative of Seller has been authorized to make, that no such Person has made, and that Buyer has not relied upon and shall not rely upon, any statements or representations concerning the Loan Documents or such other materials other than those representations specifically set forth in Sections 3.1 through 3.5 below (collectively, the “Seller’s Representations”). Buyer is acquiring the Loan Rights and Obligations for its own account and not as a broker, finder or similar agent for any other Person or with the intent to resell the Loan Rights and Obligations.

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Section 2.5 “AS-IS” SALE. EXCEPT AS PROVIDED IN THE SELLER’S REPRESENTATIONS, BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT AND DOES NOT REPRESENT, WARRANT OR COVENANT AS TO ANY CONDITION OR STATUS OF THE LOAN, THE LOAN DOCUMENTS, OR THE COLLATERAL, OR THE NATURE, ACCURACY, COMPLETENESS OR VALIDITY OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE MATERIALS IN THE LOAN FILE, ALL OF WHICH ARE BEING SOLD, TRANSFERRED, ASSIGNED AND CONVEYED TO BUYER ON AN “AS IS, WHERE IS” BASIS, WITH ALL FAULTS, AND EXCEPT AS EXPRESSLY PROVIDED IN THE SELLER’S REPRESENTATIONS, WITHOUT REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE (INCLUDING, WITHOUT LIMITATION, AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE). WITHOUT LIMITING THE FOREGOING, BUYER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NO ORAL OR WRITTEN STATEMENTS, WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, HAVE BEEN MADE BY SELLER OR BY ANYONE ACTING ON ITS BEHALF, REGARDING (A) THE COLLECTABILITY OF THE LOAN, (B) THE CREDITWORTHINESS OF ANY OBLIGOR, (C) THE VALUE OF ANY OF THE LOAN DOCUMENTS OR ANY COLLATERAL SECURING PAYMENT OF THE LOAN, (D) TITLE TO OR THE CONDITION OF THE COLLATERAL, INCLUDING BUT NOT LIMITED TO, ANY ENVIRONMENTAL MATTER OR CONDITION, WHETHER LATENT OR OBSERVABLE, (E) THE ACCURACY, COMPLETENESS, OR RELIABILITY OF ANY DOCUMENTS, MATERIALS OR INFORMATION CONTAINED IN THE LOAN FILE OR ANY OTHER DOCUMENTS OR MATERIALS DELIVERED TO BUYER OR ITS REPRESENTATIVES, AND BUYER EXPRESSLY ACKNOWLEDGES THAT SELLER IS NEITHER TRANSFERRING NOR MAKING AVAILABLE SELLER’S ENTIRE FILE REGARDING THE LOAN, (F) THE ACCURACY OR COMPLETENESS OF THE LOAN DOCUMENTS, OR THEIR CONFORMITY TO ANY ORIGINALS THEREOF, OR THE AUTHENTICITY OF ANY DOCUMENT AS AN ORIGINAL, (G) THE VALIDITY, PRIORITY, PERFECTION, SUFFICIENCY, ENFORCEABILITY, OR EFFECTIVENESS OF ANY LOAN DOCUMENT OR ANY LIEN CREATED BY ANY LOAN DOCUMENT, (H) THE FINANCIAL CONDITION OR PERFORMANCE OF ANY PERSON OBLIGATED WITH RESPECT TO THE LOAN OR THE COLLATERAL AND/OR (I) THE COMPLIANCE OR CONFORMITY OF THE LOAN WITH ANY LENDING OR UNDERWRITING CRITERIA OR PRACTICES. FROM AND AFTER THE CLOSING DATE, BUYER ASSUMES ALL RISK OF LOSS IN CONNECTION WITH THE LOAN AND THE LOAN RIGHTS AND OBLIGATIONS. THE PURCHASE PRICE AND THE TERMS AND CONDITIONS SET FORTH HEREIN ARE THE RESULT OF ARM’S LENGTH BARGAINING BETWEEN ENTITIES FAMILIAR WITH TRANSACTIONS OF THIS KIND, AND REFLECT THE FACT THAT BUYER SHALL HAVE THE BENEFIT, AND IS RELYING UPON NO INFORMATION PROVIDED BY SELLER AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE LOAN AND THE LOAN RIGHTS AND OBLIGATIONS ASSIGNED TO AND ASSUMED BY BUYER UNDER THIS AGREEMENT ARE SOLD AND TRANSFERRED WITHOUT RECOURSE TO SELLER. BUYER UNDERSTANDS AND ACKNOWLEDGES THAT, ALTHOUGH SELLER HAS ATTEMPTED TO PROVIDE BUYER ACCESS TO INFORMATION IN SELLER’S POSSESSION WHICH SELLER BELIEVED COULD BE RELEVANT, SUCH MATERIALS AND INFORMATION MAY BE INCOMPLETE AND/OR OUTDATED AND MAY CONTAIN ERRORS, OMISSIONS, INACCURACIES, AND CONFLICTING INFORMATION, AND THAT SELLER HAS NOT ATTEMPTED TO VERIFY, CORRECT OR RECONCILE ANY SUCH MATERIALS OR INFORMATION. BUYER HAS BEEN ADVISED, AND IS HEREBY EXPRESSLY ADVISED, TO CONDUCT AN INDEPENDENT INVESTIGATION WITH RESPECT TO THE IDENTIFICATION AND SUFFICIENCY OF THE LOAN, THE LOAN DOCUMENTS, THE COLLATERAL, THE VALUE AND CONDITION OF THE FOREGOING, THE LIEN PRIORITY AND PERFECTION OF THE LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, OBTAINING TITLE SEARCHES AND/OR, IF OBTAINABLE, A LENDER’S TITLE POLICY ENDORSEMENT OR NEW LENDER’S TITLE POLICY IN CONNECTION WITH THE COLLATERAL), THE FINANCIAL CONDITION AND MANAGEMENT ABILITY OF THE OBLIGOR(S), THE VALIDITY AND ENFORCEABILITY OF THE LOAN DOCUMENTS, AND ALL OTHER MATTERS WHICH COULD AFFECT THE COLLECTABILITY AND VALUE OF THE LOAN, THE NOTE, THE OTHER LOAN DOCUMENTS, AND THE LOAN RIGHTS AND OBLIGATIONS. BUYER EXPRESSLY ACKNOWLEDGES AND AGREES THAT, IF BUYER CONSUMMATES THE TRANSACTION CONTEMPLATED HEREBY, BUYER WILL BE DOING SO WITHOUT SELLER HAVING TAKEN ANY ACTIONS TO ALLOW BUYER ACCESS OR OPPORTUNITY TO INSPECT THE COLLATERAL, THAT SELLER IS NOT OBLIGATED TO PROVIDE SUCH ACCESS OR OBTAIN OR PROVIDE ANY INFORMATION CONCERNING THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, CONCERNING THE ENVIRONMENTAL CONDITION THEREOF, AND THAT BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATIONS (OR HAS DECIDED TO PROCEED AT ITS OWN RISK WITHOUT ANY SUCH INVESTIGATIONS) OF THE COLLATERAL.

Section 2.6 Release of Seller. Buyer, on behalf of itself, its successors, assigns and affiliates, and any Person claiming by, through or under Buyer (collectively, the “Releasing Parties”), hereby releases and forever discharges Seller and all affiliates of, and any holders of any direct or indirect interest in (including, without limitation, all certificate holders) Seller, and Seller’s officers, directors, shareholders, members, principals, managers, employees, representatives, agents, servicers, operating advisors, other advisors and consultants, predecessors, successors and assigns, and all Persons acting on their behalf (all such Persons being collectively referred to as the “Released Parties”), of and from any and all causes of action, claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, judgments, debts, controversies, damages, costs, losses and expenses, and remedies of whatsoever kind and nature that Buyer or any other Releasing Party has or may in the future have against Seller or any other Released Parties, and in any manner on account of, arising out of or related (directly or indirectly) to the transactions contemplated by this Agreement, any Obligor, the Loan, the Loan Documents, the Loan File and the Collateral, whether known or unknown, past, present or future, latent or patent, suspected or unsuspected, anticipated or unanticipated) (the “Released Matters”); provided, however, that the Released Matters shall not include, and Buyer does not release Seller or any Released Party from, any claims or causes of action arising by reason of Seller’s breach of this Agreement (including, without limitation, any breach of the Seller’s Representations). The foregoing waiver and release includes claims of which the Releasing Parties are presently unaware or which the Releasing Parties do not presently suspect to exist which, if known by the Releasing Parties, would materially affect the Releasing Parties’ release of the Released Parties, and including without limitation any and all claims that are direct and/or indirect, contingent or matured, or of whatever kind or nature, for or because of any matter or things done, omitted or permitted to be done by any of the Released Parties, at law or in equity. Buyer on behalf of itself and each other Releasing Parties (a) understands, acknowledges and agrees that the waiver and release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against or dismissal of any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release, (b) agrees that no fact, event, circumstance, evidence, or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the waiver and release set forth above, (c) agrees, represents and warrants that each realizes and acknowledges that factual matters now unknown to them may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and each further agrees, represents and warrants that this release has been negotiated and agreed upon in light of that realization and that the Releasing Parties nevertheless hereby intend to release, discharge and acquit the Released Parties from any and all such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which in any way arise out of, are connected with, or relate to, any Obligor, the Loan, the Loan Documents, the Collateral or any remedial action taken by Seller in connection therewith. It is hereby further understood and agreed that the acceptance of delivery of this Agreement by the Seller shall not be deemed or construed as an admission of liability by any party released by the terms hereof, and Seller on behalf of itself and each such other party hereby expressly denies liability of any nature whatsoever arising from or related to the subject of the foregoing release. Buyer hereby represents and warrants that (i) it owns all of the purported claims, rights, demands and causes of action that are being released by the foregoing release and that no other Person has any interest in said claims, rights, demands or causes of action whether by reason of any contract or dealing with the Releasing Parties or otherwise, and (ii) Buyer has not assigned to any other Person all or any part of such claims, rights, demands or causes of action. Buyer hereby acknowledges, represents and warrants that it has had advice of counsel of its own choosing in negotiations for and the preparation of the foregoing release, that it has read the foregoing release or has had the same read to it by its counsel, that it has had the within release fully explained by such counsel, and that it is fully aware of its contents and legal effect.

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Section 2.7  Indemnification. Buyer hereby agrees to, upon Closing, indemnify, defend, and hold Seller and the other Released Parties (collectively, the “Seller Indemnified Parties”), and each of them, harmless from and against any and all losses, causes of action, liabilities, claims, demands, obligations, damages, costs and expenses (including reasonable attorneys’ and accountants’ fees and costs) (collectively, “Claims”) to which any of the Seller

Indemnified Parties is or may become subject on account of, arising out of, or related (directly or indirectly) to (a) any breach of any Buyer representation, warranty or covenant contained in this Agreement or in the Buyer’s Closing Documents and (b) matters occurring on or after the Closing Date and otherwise related to Borrower, guarantors, the Loan, the Loan Documents, the Loan File, the Collateral and/or any litigation pertaining thereto initiated after the Closing Date, in each case with respect to the foregoing, not including Claims to the extent caused solely and directly by the fraud, gross negligence or willful misconduct of such Seller Indemnified Party.

Section 2.8  No Further Reliance on Seller. Except as set forth herein, Buyer is not relying upon the continued actions or efforts of Seller in connection with its decision to purchase the Loan and the Loan Documents and to purchase and assume the Loan Rights and Obligations. Furthermore, Buyer acknowledges and agrees that, in respect of the Loan and the Loan Documents, Buyer may ultimately receive from the Obligor(s) an amount less than the Purchase Price and, except as otherwise expressly set forth in Section 3.6, that Buyer shall have no recourse against Seller or any of the other Released Parties for such deficiency.

Section 2.9  Conformity to Law. From and after the Closing Date, Buyer shall abide by all applicable state and federal laws, rules and regulations regarding the handling and maintenance of all documents and records relating to the Loan, including, but not limited to, the length of time such documents and records are to be retained; provided that the foregoing shall be supplemental to and not in derogation of the provisions of any prior written agreement concerning confidentiality entered into by Buyer or its Affiliates, including, without limitation, that certain Confidentiality Agreement dated as of August 30, 2022, entered into by Buyer (the “Confidentiality Agreement”). After transfer of the Loan Documents to Buyer pursuant to the terms of this Agreement, Buyer agrees that Seller may retain copies of the Loan Documents, and the contents of Seller’s Loan File, and that Seller shall have the continuing right at its own expense to use, inspect, and make extracts from or copies of any such documents or records, upon Seller’s reasonable notice to Buyer. Buyer further agrees to allow Seller the possession, custody and use of original documents from the Loan Documents for any lawful purposes and upon reasonable terms and conditions. Before destruction or disposition of any documents constituting the Loan Documents, Buyer agrees to give reasonable notice to Seller and to allow Seller, at its own expense, to recover the same from Buyer.

Section 2.10 Survival. The rights and obligations of the parties hereto under the provisions of this Article 2 shall survive any Closing.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

Seller hereby represents, warrants and covenants as of the Effective Date that:

Section 3.1  Title to the Loan. Seller is the sole owner and holder of the Loan and Seller has the authority and right to sell and assign the Loan Rights and Obligations to Buyer. The Loan Rights and Obligations are being transferred free and clear of any and all liens, pledges, charges or security interests of any nature created by Seller and Seller has not sold a participation in the Loan Rights and Obligations. Buyer acknowledges, however, that the Collateral may be subject to liens, pledges, participations, charges and security interests in addition to any lien, pledge, participation, charge or security interest created pursuant to the Loan Documents.

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Section 3.2  Authorization and Compliance. Seller is validly existing under applicable law. Seller is duly and legally authorized to execute, deliver, and perform its obligations under this Agreement and all documents contemplated hereunder, and the undersigned representative is authorized to act on behalf of and bind Seller to the terms of this Agreement.

Section 3.3 Binding Obligation of Seller. Assuming due authorization, execution and delivery by each other party, this Agreement and all of the obligations of Seller hereunder are, and at Closing all documents to be executed and delivered hereunder by Seller will be, the legal, valid and binding obligations of Seller, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

Section 3.4 Loan Information. As of the Effective Date (a) the unpaid principal balance of the Loan is $ 7,457,829.76 and the accrued but unpaid interest on the Loan is $ 156,614.64(not including any late charges, costs of collection, or other sums), (b) the last payment of interest and/or principal received by Seller in respect of the Loan was the monthly payment due on April 29, 2022.Seller confirms that the Obligations stopped accruing interest as of July 22,, 2022.

Section 3.5 Loan Documents. Exhibit A is a list of all material Loan Documents including modifications or amendments thereto. All copies of such Loan Documents provided to Buyer by Seller are true and correct copies of the related Loan Documents in Seller’s possession. Except as provided or contemplated in the documents listed on Exhibit A, as previously disclosed to Buyer in writing or as permitted under Section 3.7 hereunder, Seller has not agreed in writing to further modify any of the Loan Documents, satisfy, cancel, subordinate, or rescind the Loan Documents, release any Collateral from the lien of the applicable Loan Documents in whole or in part, or release any Obligor from its obligations under the Loan Documents in whole or in part.

Section 3.6 Seller’s Indemnity for Breached Representations. Seller hereby agrees to indemnify, defend and hold Buyer and its successors, assigns and affiliates (collectively, the “Buyer Indemnified Parties”), and each of them, harmless from and against any and all Claims to which any of the Buyer Indemnified Parties is or may become subject on account of, arising out of, or related (directly or indirectly) to (a) any material breach by Seller of any material representation, warranty or covenant contained in this Article 3 or in the Seller’s Closing Documents, (b) matters occurring prior to the Closing Date and otherwise related to Seller, guarantors, the Loan, the Loan Documents, the Loan File, any litigation pertaining to the Loan and/or the Collateral, in each case with respect to the foregoing, not including Claims to the extent caused solely and directly by the fraud, gross negligence or willful misconduct of such Buyer Indemnified Party; provided, however, that (a) in no event shall Seller be liable for (and Buyer waives its rights to claim any) consequential, speculative, indirect, special or punitive damages, and (b) that in no event shall Seller’s aggregate liability under this Agreement exceed the Purchase Price.

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Section 3.7 Seller’s Interim Activities. During the period from the Effective Date through the Closing Date, Seller shall have the right to continue to service and administer the Loan; provided, however, if prior to the Closing Date, Seller desires to modify, waive or terminate any of the provisions of the Loan Documents, release any Collateral or release any Obligor from any obligations under the Loan Documents, Seller shall provide prior written notice thereof to Buyer and obtain Buyer’s written consent, which consent Buyer may grant or withhold in its sole and absolute discretion.

Section 3.8 Guarantors. Seller represents and warrants that there is not any guarantor, surety, or accommodation party guaranteeing payment or performance of any or all of the Obligations.

Section 3.9  UCC Forms. Attached hereto as Schedule 3.8 is a list of all of the UCC-1 Financing Statements that have been filed by the Seller with respect to the Loan and the Collateral along with the filing locations of such Financing Statements. Other than as set forth on Schedule 3.8, the Seller has filed no other UCC-1 Financing Statements with respect to the Loan and the Collateral.

ARTICLE 4

CONDITIONS PRECEDENT

Section 4.1 Buyer’s Conditions Precedent. Notwithstanding anything in this Agreement to the contrary, Buyer’s obligation to purchase and assume the Loan Rights and Obligations shall be subject to and contingent upon the satisfaction (or waiver by Buyer) of each of the following conditions precedent, prior to or on the Closing Date (“Buyer’s Conditions Precedent”):

(a) All Closing Documents necessary to consummate the transactions contemplated in this Agreement on the Closing Date shall have been executed (as applicable) and delivered to Buyer by Seller as required by this Agreement;

(b) Each and every representation and warranty of Seller contained in this Agreement shall be true and correct as and when made and as of the Closing Date in all material respects;

(c) No injunction, action, restraining order, judgment or other ruling issued by any court of competent jurisdiction or governmental authority, or any other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall then be in effect.

Section 4.2 Seller’s Conditions Precedent. Notwithstanding anything in this Agreement to the contrary, Seller’s obligation to sell and assign the Loan Rights and Obligations shall be subject to and contingent upon the satisfaction (or waiver by Seller) of the following conditions precedent prior to or on the Closing Date (“Seller’s Conditions Precedent”):

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(a) Seller’s receipt of the Cash Purchase Price and the fully executed Warrant, subject only to the concurrent satisfaction of the Buyer’s Conditions Precedent;

(b) All Buyer’s Closing Documents shall have been executed (as applicable) and delivered to Seller by Buyer as required by this Agreement;

(c) Each and every representation and warranty of Buyer contained in this Agreement shall be true and correct as and when made and as of the Closing Date in all material respects;

(d) No injunction, action, restraining order, judgment or other ruling issued by any court of competent jurisdiction or governmental authority, or any other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall then be in effect; and

(e) Buyer has provided all information (which information Buyer hereby represents, warrants and covenants to be true, accurate and complete) requested by Seller to perform Seller’s due diligence on Buyer and Seller’s diligence regarding Buyer has not revealed any information regarding Buyer or its principals, officers, directors, or direct or indirect owners that would fail to satisfy, in Seller’s determination, Seller’s (including for the purposes of this sentence, the controlling party and the beneficial owner of Seller) internal due diligence approval criteria for Seller’s consummation of the transactions contemplated by this Agreement.

Section 4.3 Failure or Waiver of Conditions Precedent. In the event any of the conditions set forth in Section 4.1 or 4.2 do not occur as of the Closing Date, or have not been waived in writing by the party for whose benefit the failed condition exists, such party may terminate this Agreement by written notice to the other party, and neither party shall have any further obligation to the other, other than as stated in this Agreement to survive a termination hereof. Buyer and Seller may, at their election, at any time, waive in writing the benefit of any of the conditions set forth in Section 4.1 or 4.2. A party’s waiver of any condition to the Closing shall not constitute a waiver by that party of any other unsatisfied conditions or of such party’s right to terminate this Agreement based on said other unsatisfied conditions, unless such waiver is specified in writing by such party.

ARTICLE 5

CLOSING

Section 5.1  Closing Deliverables by Buyer. Not later than 2:00 p.m. New York City time on the Closing Date as to (a) below and otherwise not later than the Business Day prior to the Closing Date, Buyer shall deliver to Seller:

(a) the Cash Purchase Price, by means of a wire transfer to Seller of U.S. Dollars in immediately available federal funds;

(b) the Warrant;

(c) counterpart original of the Assignment and Assumption Agreement executed by Buyer;

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(d) counterpart original of the Notice of Transfer executed by Buyer;

(e) an original Buyer’s Closing Certificate executed by Buyer.

Section 5.2 Closing Deliverables by Seller. Not later than the Business Day prior to the Closing Date, Seller shall deliver to Buyer the following:

(a) counterpart original of the Assignment and Assumption Agreement executed by Seller;

(b) counterpart original of the Notice of Transfer executed by Seller;

(c) an original Seller’s Closing Certificate executed by Seller. Section 5.3 Delivery of Closing Documents and Loan Documents.

(a) Upon Buyer’s receipt of all of the items referenced in Section 5.2 above, Buyer shall wire transfer the Cash Purchase Price to Seller pursuant to instructions previously delivered to Buyer by Seller. Upon receipt by Seller of the Purchase Price and confirmation that Buyer has delivered all documents required to be delivered to Seller pursuant to Section 5.1 above, Seller shall authorize its counsel to deliver to Buyer’s counsel, at the office of Buyer’s counsel the originals (or, if originals are not in the possession or control of Seller, a copy) of all other Loan Documents in Seller’s possession or control.

(b) Subsequent to Closing, Buyer shall have the right, at Buyer’s option and expense, to have items requested by Buyer from the Loan File either delivered to Buyer at the address specified by Buyer or collected by Buyer from the location at which the Loan File is stored; provided that in no event shall Buyer be entitled to receive any Excluded Documents.

Section 5.4  Closing Costs. At Closing, each party shall pay the fees and expenses of its legal counsel incurred in connection with this transaction. Seller shall not bear the cost of any recording fees and/or taxes associated with selling, transferring, and assigning the Loan (including, without limitation, recording any of the Closing Documents and payment of any applicable mortgage tax), all of which costs shall be borne by Buyer (including, without limitation, the reasonable third-party fees and costs incurred by Seller in connection with Seller’s cooperation therewith).

Section 5.5  Prorations. Any collections received by Seller or, its servicer, with respect to the Loan which pursuant to the Loan Documents are payable to Seller or its servicer prior to the Closing Date shall be retained by Seller. Buyer shall be entitled to any such collections received with respect to the Loan on or after the Closing Date. Any and all payments received by a party from or on behalf of any Obligor which belong to the other party shall be held in trust by such receiving party for the benefit of the other party and shall be delivered to such other party within five (5) Business Days after the receipt thereof in the form received.

Section 5.6  Insurance; Casualty Prior to Closing. On the Closing Date, Seller shall have the right to terminate any insurance policies maintained by Seller, if any, with respect to the Collateral. Buyer is responsible for obtaining any insurance it desires to have in effect with respect to the Collateral. Buyer is also responsible for having itself added and/or substituted as loss payee, additional insured, mortgagee or otherwise on any insurance policy relating to the Collateral.

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Section 5.7  Financing Statements. Effective upon the Closing, Seller authorizes Buyer to prepare and file and/or record, as applicable, assignments of any Uniform Commercial Code financing statements that may be of record with regard to the personal property security interests set forth in the Loan Documents, the Superseded Credit Agreement or in any security agreement which is part of the Loan Documents and/or the Superseded Credit Agreement.

Section 5.8  Reservation of Claims. Notwithstanding any provision of this Agreement, the purchase and sale of the Loan Rights and Obligations shall not include any claims and/or causes of action Seller had, has or may have against any officer, director, employee, insider, accountant, attorney, appraiser, underwriter, broker or other person or entity employed or retained by Seller or any prior owner of the Loan with respect to events occurring prior to the Closing Date. The forgoing is not intended as a limitation on Buyer’s rights to enforce the Loan in accordance with its terms and to realize the benefits of any lien, mortgage or any other security therefor.

Section 5.9  Tax Reporting. On the Closing Date, Seller shall be relieved of, and Buyer shall assume all responsibility for, any tax reporting required with respect to the Loan, including, without limitation, any reporting which may be required with respect to debt forgiveness.

Section 5.10 Survival. The provisions of Section 5.3, Section 5.4 and Sections 5.7 through 5.10 above shall survive the Closing.

ARTICLE 6

REMEDIES FOR BREACH

Section 6.1  Seller’s Breach. If Seller fails to perform its obligations hereunder to assign and transfer the Loan Rights and Obligations to Buyer on the Closing Date and all of Seller’s Conditions Precedent have been satisfied, Buyer shall be entitled, as its sole and exclusive remedy, either to: (i) terminate this Agreement (in which event this Agreement shall be of no further force or effect except for any obligations which by their express terms survive the termination of this Agreement); or (ii) proceed against Seller by bringing an action, not later than ninety (90) days after the Closing Date, for specific performance hereunder without any right to seek damages of any kind or nature.

Section 6.2 Buyer’s Breach. If Buyer fails to perform its obligations hereunder to purchase and assume the Loan Rights and Obligations from Seller on the Closing Date and all of Buyer’s Conditions Precedent have been satisfied or Buyer is otherwise in default of any of its obligations, representations or warranties hereunder, Seller’s sole and exclusive remedy at law or in equity shall be to terminate this Agreement (in which event this Agreement shall be of no further force or effect except for any obligations which by their express terms survive the termination of this Agreement).

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Section 6.3  No Personal Liability. In no event shall any direct or indirect shareholder, member, partner, other beneficial owner, director, officer, employee, agent, attorney, consultant, servicer, trustee, or advisor (including any operating advisor) of Seller or of the other Released Parties be personally liable for any obligations of Seller under this Agreement. In no event shall any direct or indirect shareholder, member, partner, other beneficial owner, director, officer, employee, agent, attorney, consultant, or advisor of Buyer be personally liable for any obligations of Buyer under this Agreement. The rights and obligations of the parties hereto under the provisions of this Section 6.3 shall survive any Closing or termination of this Agreement.

ARTICLE 7

MISCELLANEOUS PROVISIONS

Section 7.1 Notices. Unless otherwise provided for herein, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) two (2) Business Days after being deposited in the U.S. mail, with postage pre-paid, if sent by registered or certified mail (return receipt requested), (b) when delivered, if delivered personally, (c) on the following Business Day after being sent by overnight mail or nationally-recognized overnight courier or (d) in the case of e-mail, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) during normal business hours (or, if such acknowledgement is received after normal business hours, on the following Business Day); provided that any delivery via e-mail shall not be deemed effective unless such delivery is followed by delivery via one of the other methods of delivery described herein, in each case to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

If to the Buyer:	The Healing Company Inc. Ten Grand St., 11th Floor Brooklyn, NY 11249 Attention: Simon Belsham E-mail: Simon@healingcompany.com

With a copy to:	Bevilacqua PLLC 1050 Connecticut Ave., NW, Suite 500 Washington, DC 20036 Attention: Lou Bevilacqua E-mail: lou@bevilacquapllc.com

If to Seller:	CircleUp Credit Advisors LLC 548 Market Street PMB 60874 San Francisco, CA 94104 Attention: E-mail:

With a copy to:	Loeb & Loeb LLP 345 Park Avenue New York, NY 10154

Attention: Scott J. Giordano E-mail: sgiordano@loeb.com

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The provisions of this Section 7.1 shall survive the Closing.

Section 7.2  Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

Section 7.3 Rights Cumulative; Waivers. The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate. The right of each of the parties hereunder shall not be waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute suspension or any variation of any such right.

Section 7.4 Headings. The headings of the Articles and Sections contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

Section 7.5 Construction. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun and pronoun of one gender shall be deemed to include the equivalent pronoun of the other gender.

Section 7.6 Assignments; Third Party Beneficiaries. This Agreement may not be assigned by Buyer without the prior written consent of Seller, which consent may not be unreasonably withheld; provided, however, that no such assignment shall relieve Buyer from any of its obligations hereunder or delay the Closing of this transaction. Any attempted assignment by Buyer without the prior written consent of Seller shall be voidable by Seller; provided, however, upon not less than ten (10) Business Days prior written notice to Seller, Buyer may designate an affiliate of Buyer to take title to and assume the Loan Rights and Obligations, provided Buyer has provided all information with respect to such affiliate requested by Seller to perform Seller’s due diligence and Seller’s diligence regarding such affiliate has not revealed any information regarding such affiliate or its principals, officers, directors, or direct or indirect owners that would make it undesirable, in Seller’s sole determination, for Seller to consummate the transactions contemplated by this Agreement, which affiliate shall execute the applicable Closing Documents and be deemed to have made each and every representation and warranty of Buyer in this Agreement as to itself, and which affiliate shall be deemed to be bound by and shall perform all of the obligations of Buyer under this Agreement, on a joint and several basis. Subject to the foregoing, this Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including the Exhibits hereto, shall be binding upon and shall inure to the benefit of, the undersigned parties and their respective successors, and assigns. Except for those provisions benefitting the Released Parties, nothing expressed or mentioned in this Agreement is intended or will be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of Seller and Buyer and for the benefit of no other Person.

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Section 7.7 Entire Agreement. This Agreement supersedes any and all prior discussions and agreements between Seller and Buyer with respect to the purchase of the Loan and other matters contained herein, and this Agreement contains the sole and entire understanding between the parties hereto with respect to the transactions contemplated herein. This Agreement is the product of negotiation between Seller and Buyer. No party is deemed the drafter of this Agreement.

Section 7.8  Modifications. This Agreement shall not be altered or modified except by a subsequent writing, signed by Buyer and Seller.

Section 7.9 Counterparts. This Agreement may be executed in .pdf format and delivered by email and in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

Section 7.10 Survival. Except as and to the extent expressly provided otherwise in this Agreement, terms, conditions, and provisions of this Agreement, and any representations and/or warranties contained in this Agreement, shall not survive the Closing and shall instead merge into the Closing Documents.

Section 7.11 Governing Law; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b) THE PARTIES HERETO AGREE TO SUBMIT TO PERSONAL JURISDICTION IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT AND, IN FURTHERANCE OF SUCH AGREEMENT, THE PARTIES HEREBY AGREE AND CONSENT THAT, WITHOUT LIMITING OTHER METHODS OF OBTAINING JURISDICTION, PERSONAL JURISDICTION OVER THE PARTIES IN ANY SUCH ACTION OR PROCEEDING MAY BE OBTAINED WITHIN OR WITHOUT THE JURISDICTION OF ANY COURT LOCATED IN NEW YORK, NEW YORK. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS THAT IT MAY HAVE TO MAKE ANY OBJECTIONS BASED ON JURISDICTION OR VENUE TO ANY ACTION BROUGHT TO ENFORCE THIS AGREEMENT IN ANY SUCH COURT IN ACCORDANCE WITH THE ABOVE PROVISIONS. THE PROVISIONS OF THIS SECTION 7.11 SHALL SURVIVE THE CLOSING.

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Section 7.12 Publicity; Litigation; Confidentiality. In no event shall Buyer (a) issue any press release, publicity, advertising, promotion, or otherwise announce or disclose or cause or permit to be announced or disclosed in any manner whatsoever this Agreement or the transaction contemplated hereby or otherwise disclose the terms and conditions of this Agreement, (b) institute or continue any legal action in the name of Seller or any other Released Party, (c) intentionally or unintentionally, through misrepresentation or nondisclosure, conceal or mislead any person as to Buyer’s identity, or (d) use or refer to Seller’s or any other Released Party’s name or any name derived from Seller’s or any other Released Party’s name to promote the sale or transfer of the Loan or the collection or management of the Loan (provided that in descriptions of the Loan, Buyer may refer to the Loan as having been previously held by Seller and that Buyer is Seller’s successor-in-interest to the Loan), in each case without the prior written consent of Seller, which consent will not be unreasonably withheld. Furthermore, Buyer agrees to keep all aspects of the transaction contemplated by this Agreement and all materials and information provided to Buyer in connection with the transaction contemplated hereby (including, without limitation, this Agreement, the Loan Documents and the Loan File, other than information that is or becomes publicly-available through no action of Buyer or any agent of Buyer (collectively, “Confidential Information”)), strictly confidential and not disclose the same to any persons; provided, however, that nothing herein shall be deemed to limit or impair in any way Buyer’s ability to disclose the details of the transaction contemplated hereby to its legal and financial advisors, investors, partners, or lenders or as may be necessary pursuant to any court or governmental order or applicable law, including any REIT or SEC filing, disclosure or reporting requirements, or in bankruptcy proceeding or litigation; provided, further, that Buyer shall inform such parties of the confidential nature of the Confidential Information and shall be responsible for a breach of this Agreement caused by such parties; and provided, further, that subsequent to Closing Buyer shall not be obligated to treat as confidential the Loan Documents, the Loan File and materials derived therefrom. In the event that Buyer or such parties become legally compelled to disclose all or any part of such Confidential Information under a subpoena or inquiry issued by a court of competent jurisdiction or by a judicial or administrative agency, Buyer shall immediately provide Seller with prompt notice so that Seller may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section and shall consult with Seller on the advisability of taking legally available steps to resist or narrow such request and cooperate with the Seller on any steps it considers advisable. In the event that such protective order or other remedy is not obtained, or that Seller waives compliance with the provisions of this Section, Buyer will furnish only that portion of the Confidential Information which is legally required. The rights and obligations of the parties hereto under the provisions of this Section 7.12 shall survive any Closing or termination of this Agreement.

Section 7.13 Brokers. Each party to this Agreement represents and warrants to the other that, in connection with the sale and purchase of the Loan, the party so representing and warranting has not dealt with any real estate broker, agent or finder. Buyer and Seller shall indemnify and hold each other harmless against and from any and all actual out-of-pocket losses, actual damages (expressly excluding special, consequential, punitive and exemplary damages), costs and expenses (including, without limitation reasonable attorneys’ fees) arising as a result of any breach of the foregoing representation and warranty. The rights, obligations, warranties and representations of the parties hereto under the provisions of this Section 7.13 survive any closing or termination of this Agreement.

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Section 7.14 Effectiveness of the Agreement. This Agreement shall not be deemed a contract binding upon Seller unless and until Seller shall have executed this Agreement and Buyer shall have delivered the Cash Purchase Price to Seller in accordance with the terms and conditions of this Agreement.

Section 7.15 Further Assurances. From and after the date of this Agreement, each party shall execute and deliver such other documents and items, and take such other actions, as may be reasonably requested by the other party to allow the completion and consummation (or termination, as appropriate) of all tasks and the transactions contemplated by this Agreement. The provisions of this Section 7.15 shall survive the Closing.

Section 7.16 Time of Essence. All parties hereto agree that time is of the essence with respect to this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

SELLER:

CIRCLEUP CREDIT ADVISORS LLC

By:	/s/ Nicholas Brown
Name:	Nicholas Brown
Title:	President

BUYER:

THE HEALING COMPANY INC.

By:	/s/ Simon Belsham
Name:	Simon Belsham
Title:	CEO

SIGNATURE PAGE TO

LOAN PURCHASE AND SALE AGREEMENT

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SCHEDULE 1

DEFINITIONS

For purposes of this Agreement, the following terms shall have the follow respective meanings:

“Account Debtor” means the Person or entity obligated on a trade account, account receivable, other receivable, or other right to payment for goods sold or services rendered owing to Borrower.

“Agreement” means this Agreement as defined in the recitals hereto, including all Exhibits and Schedules hereto, as all of the foregoing may be amended, restated, modified, replaced, supplemented, renewed, extended or otherwise modified from time to time.

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement in the form attached hereto as Exhibit B.

“Borrower” means individually and collectively Your Superfoods, Inc. and Your Super, Inc.

“Business Day” means any day on which banks in New York, New York, are open for business, other than a Saturday, a Sunday or a New York or Federal holiday.

“Buyer’s Closing Certificate” means the Buyer’s Closing Certificate in the form attached hereto as Exhibit D.

“Buyer’s Closing Documents” means all documents executed by Buyer in connection with this Agreement and the transactions contemplated hereunder.

“Buyer’s Conditions Precedent” has the meaning set forth in Section 4.1.

“Cash Purchase Price” means the sum of Two Million and No/100 Dollars ($2,000,000.00).

“Claims” has the meaning set forth in Section 2.7.

“Closing” means the consummation of the transaction contemplated in this Agreement (including Seller’s receipt of the Cash Purchase Price and the Warrant).

“Closing Date” means 09, 2022, or such other date upon which Buyer and Seller may mutually agree in writing.

“Closing Documents” means all documents described herein that are required to be delivered at the Closing by Seller or Buyer pursuant to this Agreement.

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“Collateral” means all of Borrower’s properties and assets (real and personal) and rights against Account Debtors, in each case, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof, including without limitation all goods (including inventory, equipment and any accessions thereto), fixtures, instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), books and records, commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, all money, cash and cash equivalents, insurance claims and proceeds, and all general intangibles (including all payment intangibles).

“Confidential Information” has the meaning set forth in Section 7.12. “Control” or “Controlled” has the meaning set forth in Section 2.3.

“Effective Date” has the meaning set forth in the introductory paragraph to this Agreement.

“Excluded Documents” means any and all of the following: (a) documents and files related to Seller’s acquisition of the Loan (other than the documents actually assigning the Loan and Loan Documents to Seller and the Loan Documents); (b) e-mail correspondence to or from any Obligor, counsel to any Obligor, Seller and/or Seller’s attorneys, advisors, and consultants;

(c)     documents or materials that are confidential, subject to non-disclosure requirements, attorney/client privileged, relate to Seller’s strategies or plans for the Loan, or not relevant to the analysis by Buyer of the Loan, such as (but not limited to) regulatory reports, memoranda, summaries, notes, analyses, and correspondence between the Seller and its counsel, servicers, operating advisors, and other advisors and consultants; (d) written or electronic correspondence which is not related to the Loan; (e) proprietary information; (f) duplicates, drafts and unexecuted documents; (g) documents and information that are publicly-available; (h) documents and materials that are the property of any of Seller’s counsel, servicers, operating advisors, and other advisors and consultants; and (i) all other documents, instruments, and materials which are not in the possession or control of Seller. For purposes of this definition, the term “Seller” also includes all of the Released Parties.

“Lender” means CircleUp Credit Advisors LLC, a Delaware limited liability company, its successors and assigns.

“Loan” means collectively any and all loans and financial accommodations from Lender to Borrower described in the Loan Agreement or described on any exhibit or schedule attached to the Loan Agreement from time to time, and further including any and all subsequent amendments, additions, substitutions, renewals and refinancings of any of the Loans.

“Loan Agreement” means the Amended and Restated Credit and Security Agreement dated April 13, 2022 by and among Borrowers and Seller.

“Loan Documents” means all agreements and documents evidencing or securing the Loan, including, without limitation, the Loan Agreement and the Loan File and any and all amendments thereto and the documents listed on Exhibit A.

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“Loan File” means all material written records, notices, correspondence, third-party reports, operating statements, rent rolls, surveys, title policies, insurance policies and certificates and other documents and materials relating to the Loan that are in the possession or control of Seller, other than the Excluded Documents.

“Loan Rights and Obligations” means any and all of Seller’s right, title, interest and obligations in, to, under, and with respect to the Loan, the Loan Documents, the Collateral and the Loan File.

“Notice of Transfer” means the Notice of Transfer in the form attached hereto as Exhibit C.

“Obligations” has the meaning set forth in the Loan Agreement.

“Obligor” means any Person named as borrower, mortgagor, debtor, guarantor, indemnitor, or similar capacity under any of the Loan Documents.

“OFAC” has the meaning set forth in Section 2.3.

“Patriot Act” means the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) (together with all other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001), as the same may be amended from time to time.

“Person” means and includes natural persons, corporations, limited liability companies, limited liability partnerships, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, real estate investment trusts or other organizations, whether or not legal entities, and governments, agencies and countries and political subdivisions thereof.

“Purchase Price” means the Cash Purchase Price and the Warrant. “Prohibited Person” has the meaning set forth in Section 2.3. “Released Matters” has the meaning set forth in Section 2.6. “Released Parties” has the meaning set forth in Section 2.6. “Releasing Parties” has the meaning set forth in Section 2.6.

“Seller Indemnified Parties” has the meaning set forth in Section 2.7.

“Seller’s Closing Certificate” means the Seller’s Closing Certificate in the form attached hereto as Exhibit E.

“Seller’s Conditions Precedent” has the meaning set forth in Section 4.2. “Seller’s Representations” has the meaning set forth in Section 2.4.

“Superseded Credit Agreement” means that certain Credit and Security Agreement dated as of December 20th, 2019 (as amended, modified, restated or supplemented from time to time) by and between Seller and Borrower.

“Warrant” means the Common Stock Purchase Warrant issued by The Healing Company Inc. (“Issuer”) to Seller on the Closing Date to purchase up to 1,500,000 fully-paid and nonassessable shares of the Issuer’s common stock, $0.001 par value per share, at an exercise price of $2.00 per share, in the form attached hereto as Exhibit G.

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EXHIBIT A

LOAN DOCUMENTS

1. Amended and Restated Credit and Security Agreement dated April 13, 2022 by and among Your Superfoods, Inc. and Your Super, Inc., as Borrowers, and CircleUp Credit Advisors LLC, as Lender, as amended by Joinder, Amendment and Forbearance Agreement dated as of September 2, 2022 by and among Borrowers and Lender.

2. Lender Approval effective as of July 14, 2021 by CircleUp Credit Advisors LLC for the benefit of your Superfoods, Inc. relating to a Convertible Promissory Note in the original principal amount of $2,000,000 made by Your Super, Inc. in favor of Siddhi Capital Fund, I, L.P.

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EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is entered into by and between CIRCLEUP CREDIT ADVISORS LLC (“Assignor”) and THE HEALING COMPANY INC, a Nevada Corporation (“Assignee”).

RECITALS

A. Assignor and Assignee entered into that certain Loan Purchase and Sale Agreement dated and effective 09/09, 2022 (the “Agreement”).

B. The Agreement provides for the sale and transfer by Assignor to Assignee of certain Loan Rights and Obligations (such term and all other capitalized terms used herein and not otherwise defined herein have the definitions ascribed to them in the Agreement).

NOW, THEREFORE, in consideration of the foregoing premises and mutual agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignor hereby transfers, assigns and conveys all of Assignor’s right, title, interest and obligations in, to and under the Loan Rights and Obligations. THIS SALE AND ASSIGNMENT IS MADE ON AN “AS-IS,” “WHERE-IS” BASIS, “WITH ALL FAULTS” AND WITHOUT REPRESENTATIONS, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE, EXCEPT THE EXPRESS REPRESENTATIONS OF SELLER SET FORTH IN ARTICLE 3 OF THE AGREEMENT.

2. Assignee hereby assumes any and all of the Assignor’s liabilities, duties and obligations under or with respect to the Loan Rights and Obligations, in each case to the extent arising or accruing on or after the Closing Date.

3. This Assignment may be executed in counterparts.

4. This Assignment shall, and the rights and obligations of the parties hereunder shall be, construed in accordance with the laws of the State of New York applicable to contracts negotiated, made and to be performed entirely within such state.

5. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

[The remainder of this page is intentionally blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment to be effective as of the date first above written.

ASSIGNOR:

CIRCLEUP CREDIT ADVISORS LLC

By:	/s/ Nicholas Brown
Name:	Nicholas Brown
Title:	President

ASSIGNEE:

THE HEALING COMPANY INC.

By:	/s/ Simon Belsham
Name:	Simon Belsham
Title:	CEO

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EXHIBIT C

FORM OF NOTICE OF TRANSFER

NOTICE OF TRANSFER

09/09 ,2022

Re:	Debt of Your Super (the “Loan”)

Ladies and Gentlemen:

Notice is hereby given that CIRCLEUP CREDIT ADVISORS LLC (“Lender”), the current holder of the above-described Loan, has transferred 100% of its interest in the Loan to THE HEALING COMPANY INC., a Nevada corporation (“Transferee”), effective as of the date written above, and Transferee has assumed Lender’s obligations with respect thereto arising only from and after the date written above. Contact information for the above-named Transferee is as follows:

Attention:	Simon Belsham
Facsimile No.:	n/a

Any future payments in respect of the Loan should be sent to the following account:

Bank:	First Republic Bank
ABA No.:	321081669
Account No.:
Name:	The Healing Company Inc
Reference:	YourSuper Simon
Contact:	Belsham

As required under the documents evidencing and securing the Loan, Transferee must be named as an additional insured, mortgagee and/or loss payee under all applicable insurance and evidence of such amendments should be sent to Transferee at its address specified above.

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Executed to be effective as of the date first written above.

CIRCLEUP CREDIT ADVISORS LLC

By:	/s/ Nicholas Brown
Name:	Nicholas Brown
Title:	President

THE HEALING COMPANY INC.

By:	/s/ Simon Belsham
Name:	Simon Belsham
Title:	CEO

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EXHIBIT D

FORM OF BUYER’S CLOSING CERTIFICATE

BUYER’S CLOSING CERTIFICATE

This Buyer’s Closing Certificate is being delivered by the undersigned pursuant to Section 5.1 of that certain Loan Purchase and Sale Agreement dated as of 9th September                          ,

2022 (the “Agreement”) among CIRCLEUP CREDIT ADVISORS LLC (“Seller”), and THE HEALING COMPANY INC. (“Buyer”).

The undersigned hereby certifies to Seller that the each of the representations and warranties made by Buyer in the Agreement are true and correct in all material respects as to the undersigned on and as of the date hereof with the same force and effect as if made by the undersigned on the date hereof.

BUYER:

THE HEALING COMPANY INC.

By:	/s/ Simon Belsham
Name:	Simon Belsham
Title:	CEO

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EXHIBIT E

FORM OF SELLER’S CLOSING CERTIFICATE

SELLER’S CLOSING CERTIFICATE

This Seller’s Closing Certificate is being delivered by the undersigned pursuant to Section 5.2 of that certain Loan Purchase and Sale Agreement dated as of 09/09                                         ,

2022 (the “Agreement”) among CIRCLEUP CREDIT ADVISORS LLC (“Seller”), and THE HEALING COMPANY INC. (“Buyer”).

The undersigned hereby certifies to Buyer that the each of the representations and warranties made by Seller in Article 3 of the Agreement are true and correct in all material respects as to the undersigned on and as of the date hereof with the same force and effect as if made by the undersigned on the date hereof.

SELLER:

CIRCLEUP CREDIT ADVISORS LLC

By:	/s/ Nicholas Brown
Name:	Nicholas Brown
Title:	President

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EXHIBIT F

SELLER’S WIRE TRANSFER INSTRUCTIONS

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EXHIBIT G

Form of Warrant

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NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

THE HEALING COMPANY INC.

Warrant Shares: 1,500,000	Initial Issue Date: __________09/09, 2022

This COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for good and valuable consideration, the receipt of which is hereby acknowledged, CircleUp Credit Advisors LLC (“Holder”) is entitled to purchase, subject to the terms and conditions of this Warrant, from The Healing Company Inc., a Nevada corporation (the “Company”), up to 1,500,000 fully-paid and nonassessable shares (the “Shares”) of the Company’s Common Stock at a price per share as set forth below. This Warrant is being issued to the Holder in connection with that certain Loan Purchase and Sale Agreement (the “Agreement”) by and between the Company and the Holder. Holder shall be entitled to purchase the Shares in accordance with Section 2 and the vesting schedule set forth in Section 1.2 and prior to the Expiration Date (as defined below). The Shares of the Company or the Issuer are subject to adjustment from time to time pursuant to the terms hereof. Capitalized terms used, but not defined, herein have the respective meanings ascribed to them in the Agreement.

1. Exercise Period; Exercise of Warrant.

1.1 Exercise Period. This Warrant shall terminate at 5:00 p.m. Eastern Time on September 5th, 20291 (the “Expiration Date”).

1.2 Exercise. This Warrant shall begin to vest on the one-year anniversary of the Closing with 12.5% of the Warrant amount (187,500 shares) vesting on that date and the remaining portion of the Warrant vesting in seven quarterly installments of 187,500 shares each over the next seven quarters. Vesting of the Warrant will be accelerated upon the occurrence of a sale or merger of the Company in a transaction involving a third party.

1 Insert date that is seventh anniversary of Initial Issue Date.

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1.3 Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $2.00, subject to adjustment hereunder (the “Exercise Price”).

2. Exercise Procedure; Payment; Forced Exercise.

2.1 Cash Exercise. At any time after the date of this Warrant and in accordance with the vesting schedule set forth in Section 1.2, this Warrant may be exercised from time to time by Holder, during the term hereof, by surrender of this Warrant and the Notice of Exercise attached hereto, duly completed and executed by Holder, to the Company at the principal corporate offices of the Company, together with payment in the amount obtained by multiplying the Exercise Price then in effect by the number of Shares thereby purchased, as designated in the Notice of Exercise. Payment may be in cash or by check payable to the order of the Company.

2.2 Net Issuance. In lieu of payment of the Exercise Price described in Section 1.3, Holder may elect to receive, without the payment by Holder of any additional consideration, Shares equal to the value of this Warrant or any portion hereof, by the surrender of this Warrant or such portion to the Company, with the net issue election notice attached hereto (the “Net Issuance Election”) duly executed, at the principal executive offices of the Company. Thereupon, the Company shall issue to Holder such number of fully paid and nonassessable Shares as is computed using the following formula:

where:	X = Y (A-B)
A

X = the number of Shares to be issued to Holder pursuant to this Section 2.

Y = the number of Shares covered by this Warrant in respect of which the net issuance election is made pursuant to this Section 2.

A = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to this Section 2.2 on a day that is not a Trading Day or (2) both executed and delivered pursuant to this Section 2.2 on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(77) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to this Section 2.2 or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to this Section 2.2 after the close of “regular trading hours” on such Trading Day.

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B = the Exercise Price in effect under this Warrant at the time the net issuance election is made pursuant to this Section 2.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of a share of Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average per share price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock is then reported on the Pink tier of the OTC Markets (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price per share of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price per share of Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for Common Stock is then reported on the Pink tier of the OTC Markets (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

If Shares are issued on such a net issuance basis, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant.

3. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant a sufficient number of shares of its Common Stock to provide for the exercise in full of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non- assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

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4. Delivery of Stock Certificates. Within a reasonable time after exercise, in whole or in part, of this Warrant, and payment of the Exercise Price if applicable, the Company shall issue in the name of and deliver to Holder a certificate or certificates for the number of fully paid and nonassessable Shares which Holder shall have requested in the Notice of Exercise or Net Issuance Election, as applicable. If this Warrant is exercised in part, the Company shall deliver to Holder a new Warrant (dated as of the date hereof and of like tenor) for the unexercised portion of this Warrant at the time of delivery of such stock certificate or certificates.

5. No Fractional Shares. No fractional shares or scrip representing fractional shares will be issued upon exercise of this Warrant. If upon any exercise of this Warrant a fraction of a share results, the Company will pay Holder the difference between the cash value of the fractional share and the portion of the Exercise Price allocable to the fractional share.

6. Charges, Taxes and Expenses. The Company shall pay all transfer taxes or other incidental charges, if any, in connection with the transfer of the Shares purchased pursuant to the exercise hereof from the Company to Holder.

7. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

8. Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding weekday which is not a legal holiday.

9. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of and kind of securities purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

9.1 Subdivisions, Combinations, Dividends and Other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up or otherwise, combine its outstanding securities as to which purchase rights under this Warrant exist, or pay a dividend in shares or a distribution in shares, the number of Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, combination or dividend shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant as of such date shall remain the same.

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9.2 Effect of Consolidation, Merger or Sale. In case of any reclassification, capital reorganization, or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of any subdivision, combination or stock dividend provided for in Sections 9.1), or in case of any consolidation or merger of the Company with or into any corporation (other than a consolidation or merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new warrant (in form and substance satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new warrant, so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, capital reorganization, change, merger or sale by a holder of the number of Shares then purchasable under this Warrant. In any such case, appropriate provisions shall be made with respect to the rights and interest of Holder so that the provisions hereof shall thereafter be applicable to any shares of stock or other securities and property deliverable upon exercise hereof, or to any new Warrant delivered pursuant to this Section 9.2, and appropriate adjustments shall be made to the Exercise Price per share payable hereunder, provided, that the aggregate Exercise Price shall remain the same. The provisions of this Section 9.2 shall similarly apply to successive reclassifications, capital reorganizations, changes, mergers and transfers.

10. Notice of Adjustments; Notices. Whenever the Exercise Price or number of Shares purchasable hereunder shall be adjusted pursuant to Section 9 hereof, the Company shall execute and deliver to Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of and kind of securities purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to Holder.

11. Rights As Shareholder. Nothing contained in this Warrant shall be construed as conferring upon Holder or Holder’s transferees the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as shareholders of the Company.

12. Restricted Securities. The Holder understands that this Warrant and the Shares purchasable hereunder constitute “restricted securities” under the federal securities laws inasmuch as they are, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act, or an applicable exemption from such registration. The Holder further acknowledges that a securities legend to the foregoing effect shall be placed on any Shares issued to Holder upon exercise of this Warrant; provided that no legend will be placed on any Shares issued to Holder pursuant to Section 2.2 if Rule 144(b) is available for the resale of such Shares.

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13. Transferability. This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form of assignment (the “Assignment Notice”) attached hereto duly executed by the Holder or its agent or attorney. The Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of the transferred Warrant under the Securities Act. Upon such surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such Assignment Notice and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

14. Miscellaneous.

14.1 Binding Effect. This Warrant and the various rights and obligations arising hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14.2 Entire Agreement. This Warrant and the Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, whether oral or written, between the parties hereto with respect to the subject matter hereof.

14.3 Amendment and Waiver. Any term of this Warrant may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

14.4 Governing Law. This Warrant shall be governed by and construed under the laws of the State of Nevada without reference to the conflicts of law principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in New York County, in the State of New York. The Company and Holder each irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

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14.5 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS WARRANT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (1) ARISING UNDER THIS WARRANT, THE OTHER TRANSACTION DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS WARRANT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. THE PARTIES HERETO HEREBY AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARM’S-LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN. ANY PARTY TO THIS WARRANT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AND THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE IN THE EVENT OF THE INVALIDITY OF SUCH JURY TRIAL WAIVER.

14.6 Headings. The headings in this Warrant are for convenience only and shall not alter or otherwise affect the meaning hereof.

14.7 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.

14.8 Counterparts. This Note may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14.9 Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in the same manner as provided in the Subscription Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Warrant as of the date appearing on the first page of this Warrant.

THE COMPANY:

THE HEALING COMPANY INC.

/s/ Simon Belsham
By:	simon Belsham
Its:	CEO

HOLDER:

Nicholas Brown
Print Name Above

/s/ Nicholas brown
Sign Above

IF Holder is an Entity, specify name and title below:
Name:	Nicholas Brown
Title:	President

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NOTICE OF EXERCISE

To: The Healing Company Inc.

1. The undersigned hereby elects to purchase shares of Common Stock (the “Common Stock”) of The Healing Company Inc., a Nevada corporation (the “Company”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price pursuant to the terms of the Warrant.

2. Please issue certificates representing the shares of Common Stock purchased hereunder in the names and in the denominations indicated below or in an attachment to this notice.

3. Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned.

Dated: _________________

Print Name Above

Sign Above

IF Holder is an Entity, specify name and title below:

Name:
Title:____________________________________
Title

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NET ISSUANCE ELECTION NOTICE

To: The Healing Company Inc.	Date:

The undersigned hereby elects under Section 2 of the attached Warrant to surrender the right to purchase shares of Common Stock pursuant to the attached Warrant. The Certificate(s) for the shares issuable upon such net issuance election shall be issued in the name of the undersigned or as otherwise indicated below.

Print Name Above

Sign Above

IF Holder is an Entity, specify name and title below:

Name:

Title:____________________________________

Name for Registration:

Mailing Address:

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FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto _ the         right represented by the within Warrant to purchase shares of Common Stock of The Healing Company Inc., a Nevada corporation, to which the within Warrant relates, and appoints attorney                                           to transfer such right on the books of The Healing Company Inc., with full power of substitution in the premises.

[insert name of Holder]

Dated:	By:

Title:
[insert address of Holder]
Signed in the presence of:

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